Exhibit 10.1

XTREMIO LTD.

Amended and Restated 2010 US SHARE OPTION PLAN

Approved by the Board of Directors on January 29, 2012

Approved by the Shareholders on January 29, 2012

1.Purposes of the Plan. The purposes of this 2010 US Share Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company’s business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee, subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

2.Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a)“Affiliate” shall mean any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with, the Company.

(b)“Applicable Laws” shall mean the requirements applicable to the administration of stock option plans under the State of Israel, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any applicable stock exchange or quotation system on which the Ordinary Shares are listed or quoted and applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c)“Board” shall mean the Board of Directors of the Company.

(d)“Cause” means, when used in connection with the termination of employment with, or service to the Company or an Affiliate, as a result of a basis for termination, including, but not limited to: dishonesty toward the Company or Affiliate, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or Affiliate; or, any substantial breach by the Optionee of (i) his or her employment or service agreement or (ii) any other obligations toward Company or Affiliate.

(e)“Code” shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended

(f)“Company” shall mean XtremIO Ltd., an Israeli company.

(g)“Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term Committee shall refer to the Board.

(h)“Consultant” shall mean any independent contractor retained to perform services for the Company and Subsidiaries (held directly or indirectly by the Company).

(i)“Continuous Employment” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the

Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

(j)“Director” shall mean a director of the Company.

(k)“Effective Date” shall mean the date on which the Plan is initially approved by the Board or by the shareholders in accordance with Section 19 of the Plan.

(l)“Employee” shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)“Fair Market Value” means as of any date the value of Share determined as follows: (i) the closing price of a Share on the national securities exchange on which the Shares are traded, or (ii) if the Shares are not traded on a national securities exchange but are quoted on the NASDAQ SmallCap Market or a regional stock exchange or an automated quotation system or over-the-counter market, the closing price on the NASDAQ SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, or (iii) if the Shares are not traded on a national securities or quoted on the NASDAQ SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, the fair market value of a Share as determined by the Company’s Board of Directors in good faith, based upon such factors as they deem relevant. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time. Such determination shall be conclusive and binding on all persons.

(o)“Grant Date” means, with respect to an Option, the date on which the Option is granted by the Committee; as set forth in the Option Agreement.

(p)“Incentive Stock Option” shall mean any Option granted under this Plan in accordance with the provisions of Section 422 of the Code, and the Treasury Regulations promulgated thereunder, as amended from time to time.

(q)“M&A Event” shall mean: (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the capital stock of the Company; or (iii) a merger, consolidation or like transaction of the Company with or into another corporation.

(r)“Non-Employee Director” shall mean a director of the Company who qualifies as a Non-Employee Director as such term is defined in Section 240.16b-3(b)(3) of the General Rules and Regulations promulgated under the Exchange Act (the “General Rules and Regulations”).

(s)“Nonstatutory Stock Option” shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

(t)“Option” shall mean an option to purchase one Ordinary Share, which grant is made pursuant to the Plan.

(u)“Option Agreement” shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

(v)“Option Shares” shall mean the Ordinary Shares subject to an Option.

(w)“Optionee” shall mean any person who receives or holds an Option under the Plan.

(x)“Parent” shall mean a parent corporation, whether now or hereafter existing, as defined by Section 424(e) of the Code.

(y)“Plan” shall mean this 2010 US Share Option Plan.

(z)“Registration Date” shall mean the effective date of the first registration of any class of the Company’s equity securities pursuant to Section 12 of the Exchange Act.

(aa)“Securities Act” shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

(bb)    “Share” or “Ordinary Share” shall mean one Ordinary Share, par value NIS0.01 per share, of the Company, as adjusted in accordance with Section 12 of the Plan.

(cc)    “Service Provider” means a director, consultant or adviser to the Company or its Subsidiary

(dd)    “Subsidiary” shall mean a direct or indirect subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee)    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by the Company or an Affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an Affiliate.

3.Shares Subject to the Plan; Restriction Thereon. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares, which may be optioned and sold under this Plan and any other share option plan of the Company, shall be determined by the Board of Directors of the Company from time to time. The Shares may be authorized but unissued or reacquired Shares. If an Option expires or becomes unexcercisable for any reason without having been exercised in full (the aforesaid applies to any unexercised portion of the options), or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for other Option grants under the Plan, unless the Plan shall have been terminated.

Subject to any applicable law, an Optionee who purchased Shares hereunder upon exercise of Options shall have no voting rights as a shareholder (in any and all matters whatsoever) until the consummation of an IPO. Until the IPO, such Shares shall be voted by an irrevocable proxy (the “Proxy”), such Proxy to be assigned to representatives designated by Board (the “Representatives”). Such Representatives shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of such Representative’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the Representative(s) may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	Administration of the Plan.

(a)Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)Powers of the Committee. Subject to the provisions of the Plan, and except as otherwise provided by the Board, the Committee shall have the authority: (i) to determine, upon review of relevant information, the Fair Market Value of the Ordinary Shares; (ii) to determine the exercise price of Options to be granted, the Employees, Service Providers or Consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) to accelerate or (with the consent of the Optionee) defer an exercise date of any Option, subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan (x) to recommend to the Board to approve the extension of a loan to Optionees for the purpose of exercising Stock Options . Notwithstanding anything to the contrary in the Plan and without derogating from the generality of the foregoing, the Committee, in its sole and absolute discretion, may decide: (i) if and how the unvested Options shall be canceled, exchanged, assumed, replaced, repurchased or accelerated; (ii) if and how vested Options (including Options with respect to which the vesting period has been accelerated) shall be exercised, exchanged, assumed, replaced and/or sold, including, without limitation, determining that all un-exercised vested Options shall be cancelled for no consideration upon a Merger Transaction; (iii) how any treatment of Options may be made subject to any payment or escrow arrangement, or any other arrangement determined within the scope of the Merger Transaction in relation to the Shares of the Company.

(c)Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons.

(d)At the Company’s discretion, each member of the Board or the Committee may be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.	Eligibility.

(a)Persons Eligible for Options. Nonstatutory Stock Options under the Plan may be granted to Employees, Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, if the aggregate Fair Market Value of the Shares (determined as of the Grant Date) subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) exceeds $100,000 such Options shall be treated as Nonstatutory Stock Options.

(b)No Right to Continuing Employment, Consulting or Director Relationship. Neither the establishment nor the operation of the Plan nor the Option Agreement with the Optionee shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

6.    Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 19 hereof). It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.    Term of Option. Subject to the terms and conditions of the Plan, the term of the Option shall be set forth in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Grant Date. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the Grant Date or such shorter term as may be provided in the Option Agreement.

8.    Option Exercise Price and Consideration.

(a)    Option Price. Except as provided in subsections (b) and (c) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee in accordance with applicable law, which (i) in the case of Incentive Stock Options granted to an Employee, shall in no event be less than 100% of the Fair Market Value of such Shares on the Grant Date or (ii) in the case of Nonstatutory Stock Options, 100% of the Fair Market Value of such Shares on the Grant Date. Each Option Agreement will contain the exercise price determined for each Optionee on the Grant Date.

(b)    Ten Percent Stockholder. No Option shall be granted to any Employee who, at the date such Option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, computed as set forth in Sections 422(b)(6) and 424(d) of the Code, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110% of the Fair Market Value of such Shares on the Grant Date.

(b)    Consideration The consideration to be paid for the Option Shares shall be payment in cash or by check, cashier’s check, certified check, wire transfer, or such other method of payment approved by the Committee, provided that a period of at least six months and one day has lapsed from the day the Optionee exercised his/her Options into Shares, or such other consideration and method of payment for the issuance of Option Shares is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9.    Exercise of Option.

(a)    Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Unless otherwise determined by the Committee, all Options granted hereunder shall, subject to Continuous Employment by an Optionee, become vested and exercisable, in accordance with the following vesting periods:

1.    25% of the Options shall vest on the first anniversary of the commencement date of the vesting schedule (the “First Anniversary”), which, unless otherwise determined by the Committee, shall be the date on which such Options shall be granted) (the “Commencement Date”);

2.    Additional 6.25% of the Options shall vest on each subsequent quarter following the First Anniversary over a period of 3 years; and

3.    In accordance with the above, all Options and or Shares, as the case may be, shall become fully vested by the fourth anniversary of the Commencement Date

The minimum number of Options that an Optionee may exercise in every exercise event shall be no less then the greater number of: (1) 500 Options; or (2) 5% of the Options granted to such Optionee under that grant; unless the Optionee is exercising all of his/her remaining vested Options.

(b)    Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. After the Registration Date, in lieu of delivery of a cash payment for the purchase price of the Option Shares with respect to which the Option is exercised, the Optionee may deliver to the Company a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price for the Shares being purchased on or before the settlement date for the sale of such shares to the broker. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 12 of the Plan.

(c)    Termination of Status as Employee, Director or Consultant. If an Optionee ceases to be an Employee, Director or Consultant for any reason other than permanent disability (as defined in Section 9(f) below) or death, he or she may, within ninety (90) days (or such other period of time as is determined by the Committee) after the date of Termination of Service, exercise his or her vested Option to the extent that he or she was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(d)    For avoidance of doubt, if termination of employment or service is for Cause, any outstanding unexercised Option, will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

(e)    The Committee may authorize an extension of the terms of all or part of the vested Options beyond the date of such Termination of Service for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

(f)    Disability of Optionee. If an Optionee shall cease to be an Employee, Director or Consultant due to “permanent disability” as such term is defined in Section 22(e)(3) of the Code, and such Optionee was in Continuous Employment as an Employee, Director or Consultant from the Grant Date until the date of Termination of Service, any vested Option may be exercised at any time within twelve (12) months following the date of Termination of Service, but only to the extent of the accrued right to exercise at the time of Termination of Service, subject to the condition that no option shall be exercised after the expiration of the Option period. All remaining Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan.

(g)    Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his or her death, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the Grant Date until the date of death, the Option may be exercised at any time within twelve (12) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no option shall be exercised after the expiration of the Option period. All remaining Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee’s death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)    Tax Withholding.

(i)    Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Subsidiaries or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its Subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any tax that is borne on the Optionee or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

(ii)    The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

(iii)    Any adverse consequences incurred by the Optionee with respect to the use of Shares to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee (hereinafeter: “Disqualifying Disposition”).

10.    Transfer of Options. No Option or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, all of such Optionee’s rights to purchase Shares upon the exercise of his or her Options shall be exercisable only by the Optionee.

11.    Exercise of Unvested Options. The Committee may grant any Optionee the right to exercise any Option prior to the complete vesting of such Option.

12.    Adjustments upon Changes in Capitalization.

(a)    Subject to any required action by the shareholders of the Company, the number of Option Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, and the per share exercise price of each such Option, shall be proportionately and equitably adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Ordinary Shares or any other increase or decrease in the number of such Ordinary Shares effected without receipt of consideration by the Company without changing the aggregate exercise price, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)    The Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding Ordinary Shares, and in the event of the Company being consolidated with or merged into any other corporation.

13.    Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the Grant Date. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, execpt that, without approval of the shareholders of the Company, no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan, modify the Plan in any other way if such modification requires shareholders approval in order for the Plan to satisfy the requirements of Section 422 of the Code. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. Without derogating from the above, no amendment of this Plan shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment by the Board if such approval is required.

15.    Conditions upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.    Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

17.    Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its annual financial statement and any other financial information provided to its shareholders in accordance with the provisions of the Company’s Articles of Association and applicable law. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

18.    Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether an Incentive Stock Option or Nonstatutory Stock Option), the vesting dates, the exercise price per Share, the Grant Date and the expiration date.

19.    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the Plan is adopted by the Board. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws and no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the shareholders of the Company.

20.    Shares Subject to Right of First Refusal and Tag Along.

(a)    Notwithstanding anything to the contrary in the incorporation documents of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

(b)    As a condition for the grant of Options and issuance of shares under the Plan, each Optionee shall acknowledge the terms and provisions of the corporate documents of the Company, including its Articles of Association, as amended from time to time, and shall agree to be bound by the their terms with respect to any restriction applicable to the Ordinary Shares of the Company (including without limitation, any right of first refusal and bring along provisions, as applicable).

(c)    Anything herein to the contrary notwithstanding, if prior to the listing of the Company’s shares on a stock exchange, all or substantially all of the shares of the Company are to be sold, or in case of a M&A Event (as defined in the Articles of Association, as amended from time to time), all or substantially all of the shares of the Company are to be exchanged for securities of another corporation, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under this Plan, in accordance with the instructions issued by the Board in connection with the M&A Event, whose determination shall be final.

(d)    The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters or as will be required by law, and the Optionee unconditionally agrees and accepts any such limitations.

(e)    Optionee shall not transfer, sell, pledge or otherwise dispose of the Shares exercised under this Plan at any time prior to the lapse of six (6) months from the date in which the Optionee exercised an Option, unless as part of a M&A Event or with the consent of the Board.

21.    Dividends. With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee, and subject to the Company’s Articles of Association, as amended from time to time and incorporation documents, the Optionee shall be entitled to receive dividends and other distributions in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

22.    Government Regulation. The Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel, United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the Shares under the Securities Act, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

23.    Govering Law. The Plan shall be governed by and construed and enforced in accordance with the requirements relating to the administration of stock option plans under the laws of the State of Israel and U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares are listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

24.    Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

25.    Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

26.    Conversion of Incentive Stock Option into Nonstatutory Stock Option. Subject to verification and consideration of any and all implications of any applicable tax law, including, without limitation, the provisions of Section 409A of the Code and the regulations promulgated thereunder as now in effect or as hereafter amended, the Board, at the written request of any U.S. Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into Nonstatutory Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Optionee is an Employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Nonstatutory Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s Incentive Stock Options converted into Nonstatutory Stock Options, and no such conversion shall occur unless and until the Board takes appropriate action. The Board, with the consent of the Optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such conversion.

27.    Notice to the Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired upon the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Shares before a date which is both (a) two (2) years after the date the Employee was granted the Incentive Stock Option, and (b) one (1) year after the date the Employee acquired Shares by exercising the Incentive Stock Option. If the Employee has died before such Share is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.